UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Brazil Credit Agreement Amendments and Waiver of Covenants

On February 24, 2017, Nextel Brazil entered into amendments to its credit agreements with each of Caixa Econômica Federal and Banco do Brasil, S.A. (together, the “Amendments”) for an amendment fee of 3.7 million Brazilian reais, or about $1.2 million based on the exchange rate in effect on February 24, 2017.

The Amendments provide, among other things, that effective March 2, 2017, no amortization payments will be required with respect to the loan with Caixa Econômica Federal until July 8, 2017 and with respect to Banco do Brasil until July 31, 2017 (the “Standstill Period”), at which time Nextel Brazil will have to make a principal payment in the amount of the foregone amortization; provided, however, that if certain events occur during the Standstill Period, including Nextel Brazil’s early repayment of other debt obligations, reinforcement or alteration of personal guarantees with respect to other debt, or execution of agreements with terms and conditions more favorable to other creditors than to Caixa Econômica Federal or Banco do Brasil, respectively, and Nextel Brazil does not remedy such events within a certain period of time, a mandatory early payment in the applicable amount described in the Amendments will be triggered. The Amendments also provide Nextel Brazil with the ability to grant as guarantees in the ordinary course of business to creditors other than financial institutions up to Brazilian reais 5 million, and to grant judicial guarantees and judicial deposits up to Brazilian reais 310 million, with certain exceptions and limitations.

Concurrently, on February 24, 2017, Nextel Brazil obtained waivers of certain covenants from each of Caixa Econômica Federal and Banco do Brasil (together, the “Waivers”). The Waivers provide for a waiver of non-compliance with respect to the net debt financial covenant and certain other covenants of the relevant credit agreements as of December 31, 2016. The Waivers also provide for a “covenant holiday” inclusive of the June 30, 2017 testing period, during which time no compliance will be required with respect to the net debt financial covenant. Additionally, in connection with the Waivers, the parties have agreed to take commercially reasonable efforts to negotiate long-term modifications of the financing arrangements during the applicable Standstill Period.

The description of the Amendments and the Waivers contained in this Form 8-K is qualified in its entirety by reference to the complete text of the Amendments and the Waivers. Copies of English translations of the Amendments and the Waivers are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, and incorporated herein by reference.

Nextel Brazil’s credit agreements with Caixa Econômica Federal and Banco do Brasil, including amendments thereto, are attached as Exhibits 99.5 and 99.5 to the Annual Report on Form 10-K filed on February 28, 2014, and Exhibits 10.6, 10.7, 10.8 and 10.9 to the Current Report on Form 8-K filed June 30, 2015, and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On March 1, 2017, the Company issued a press release announcing the amendments and waivers to the credit agreements with Caixa Econômica Federal and Banco do Brasil. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

10.1	Amendment No. 3 to the Bank Credit Certificate, dated February 24, 2017, between Nextel Telecomunicações Ltda. and Caixa Econômica Federal

10.2	Amendment No. 3 to the Bank Credit Certificate, dated February 24, 2017, between Nextel Telecomunicações Ltda. and Banco do Brasil, S.A.

10.3	Waiver Letter dated February 24, 2017, between Nextel Telecomunicações Ltda. and Caixa Econômica Federal

10.4	Waiver Letter dated February 24, 2017, between Nextel Telecomunicações Ltda. and Banco do Brasil, S.A.

99.1	Press Release issued by NII Holdings, Inc. dated March 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

Date: March 1, 2017	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.        Description

10.1	Amendment No. 3 to the Bank Credit Certificate, dated February 24, 2017, between Nextel Telecomunicações Ltda. and Caixa Econômica Federal

10.2	Amendment No. 3 to the Bank Credit Certificate, dated February 24, 2017, between Nextel Telecomunicações Ltda. and Banco do Brasil, S.A.

10.3	Waiver Letter dated February 24, 2017, between Nextel Telecomunicações Ltda. and Caixa Econômica Federal

10.4	Waiver Letter dated February 24, 2017, between Nextel Telecomunicações Ltda. and Banco do Brasil, S.A.

99.1	Press Release issued by NII Holdings, Inc. dated March 1, 2017